EXHIBIT 4.4

THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK WHICH MAY BE RECEIVED PURSUANT TO THE EXERCISE OF THIS WARRANT WILL BE, ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR SUCH SHARES (TOGETHER, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND ANY REGISTRATION OR QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE SECURITIES LAWS.

No. W052005-CON-1
                                                        ISSUED: NOVEMBER 8, 2005

                        WARRANT TO PURCHASE COMMON STOCK
                            Expires November 8, 2010

         This warrant (this "Warrant") certifies that, for good and valuable consideration, BURNHAM HILL PARTNERS (the "Holder"), is entitled to purchase from QuantRx Biomedical Corporation, a Nevada corporation (the "Company"), ONE HUNDRED THOUSAND (100,000) fully paid and nonassessable shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Company (as adjusted pursuant to Section 3) (the "Warrant Shares") at a price per share equal to TWO DOLLARS ($2.00) (as adjusted pursuant to Section 3) (the "Exercise Price"), upon the terms and subject to the conditions hereinafter set forth.

1.   EXERCISE; PAYMENT.

         (a) Exercise Period. This Warrant may be exercised in whole or part by the Holder during the term (as set forth in Section 7) and in compliance with the provisions of this Warrant at any time after the date of issuance set forth above (the "Warrant Date"), by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A (the "Notice of Exercise") duly executed) at the principal office of the Company. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

         (b) Exercise. Upon exercise of this Warrant, the Holder shall pay to the Company an amount equal to the product of (x) the Exercise Price multiplied by (y) the total number of Warrant Shares purchased pursuant to this Warrant, by wire transfer or cashier's check payable to the order of the Company. The Holder shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of, the Warrant Shares represented thereby (and such Warrant Shares shall be deemed to have been issued) immediately prior to the close of business on the date upon which this Warrant is exercised.

         (c) Cashless Exercise. Notwithstanding any provisions herein to the contrary and commencing one (1) year following the Warrant Date, if the per share market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below) and a registration statement under the Securities Act of 1933, as amended (the "Securities Act") providing for the resale of the Warrant Shares is not effective at the time of exercise of this Warrant, in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                  X = Y - (A)(Y)
                          ------
                             B

     Where        X =

the number of shares of Common Stock to be issued to the Holder.

                  Y = the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

                  A =      the Exercise Price.

                  B =      the per share market value of one share of Common
                           Stock.


         (d) Stock Certificates. In the event of the exercise of this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder promptly after exercise but in no event more than ten (10) business days after such exercise.

2. STOCK FULLY PAID; RESERVATION OF SHARES. All of the Warrant Shares issuable upon the exercise of this Warrant will, upon issuance in accordance with the terms of this Warrant, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

3. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price payable therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         (a) Reclassification, Consolidation or Reorganization. In case of any reclassification of the Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a Change of Control, as defined below) (any of which is a "Reorganization Transaction"), the Company, or such successor corporation as the case may be, shall execute a new warrant, providing that the Holder shall have the right to exercise such new warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the Warrant Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property as would be payable for the Warrant Shares issuable upon exercise of this Warrant as if such Warrant Shares were outstanding immediately prior to the consummation of the Reorganization Transaction. For purposes of this Warrant, the term "Change of Control" shall mean (i) any acquisition of the Company by means of merger, acquisition, or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary or parent (other than a reincorporation transaction or change of domicile) and pursuant to which the holders of the outstanding voting securities of the Company immediately prior to such consolidation, merger or other transaction fail to hold equity securities representing a majority of the voting power of the Company or surviving entity immediately following such consolidation, merger or other transaction (excluding voting securities of the acquiring corporation held by such holders prior to such transaction) or (ii) a sale of all or substantially all of the assets of the Company.

         (b) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding shares of Common Stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

         (c) Adjustment Upon Issuance of Shares of Common Stock Below Exercise Price.

              (i) If the Company, at any time or from time to time, issues or sells any Additional Shares of Common Stock (as defined below), other than as provided in the foregoing subsections of this Section 3, for a price per share (which, in the case of options, warrants, convertible securities or other rights, includes the amounts paid therefor plus the exercise price, conversion price or other such amounts payable thereunder) that is less than the then applicable Exercise Price, then and in each such case, the then applicable Exercise Price shall automatically be reduced as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Exercise Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Exercise Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued; provided, however, that upon the expiration or other termination of options, warrants, or other rights to purchase or acquire shares of Common Stock, and upon the expiration or termination of the right to convert or exchange convertible or exchangeable securities (whether by reason of redemption or otherwise), if any thereof shall not have been exercised, converted or exchanged, as applicable, the number of shares of Common Stock deemed to be outstanding pursuant to this Section 3(c) shall be reduced by the number of shares as to which options, warrants, and rights to purchase or acquire shares of Common Stock shall have expired or terminated unexercised, and as to which conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be outstanding; and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares of Common Stock actually issued. For purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of
         (A) the number of shares of Common Stock actually outstanding, (B) the number of Shares for which the Warrant could be exercised on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date. "Additional Shares of Common Stock" shall mean all shares of Common Stock, and all options, warrants, convertible securities or other rights to purchase or acquire shares of Common Stock, issued by the Company other than (A) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, where such options, warrants or other rights are issued both
         (i) with exercise prices per share of Common Stock at the then-current fair market value of a share of Common Stock, as determined in good faith by the Board of Directors of the Company, and (ii) to employees, officers or directors of, or consultants to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Company's Board of Directors and
         (B) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the date hereof.

              (ii) In the event that the exercise price, conversion price, purchase price or other price at which shares of Common Stock are purchasable pursuant to any options, warrants, convertible securities or other rights to purchase or acquire Common Stock is reduced at any time or from time to time (other than under or by reason of provisions designed to protect against dilution), then, upon such reduction becoming effective, the Exercise Price then in effect hereunder shall forthwith be decreased to such Exercise Price as would have been obtained had the adjustments made and required under this Section 3 upon the issuance of such options, warrants, convertible securities or other rights been made upon the basis of (and the total consideration received therefor) (A) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise, conversion or exchange of such options, warrants, convertible securities or other rights, (B) the issuance of all of the Common Stock and all other options, warrants, convertible securities and other rights to purchase or acquire Common Stock issued after the issuance of the modified options, warrants, convertible securities or other rights, and (C) the original issuance at the time of the reduction of any such options, warrants, convertible securities or other rights then still outstanding.

              (iii)In no event shall an adjustment under this Section 3(c) be made if it would result in an increase in the then applicable Exercise Price.

         (d) Notice of Corporate Action. If at any time (i) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of State of Nevada) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right; (ii) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation; or
     (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases, the Company shall give to the Holder (i) at least 10 business days prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 business days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with
     Section 12(d).

4. REDEMPTION. This Warrant may be redeemed by the Company at a price of One Cent ($.01) per Warrant Share on ten (10) days' notice to the Holder (the "Notice") if (i) the closing bid price of the Company's Common Stock exceeds One Dollar and Seventy Cents ($1.70) for twenty (20) consecutive trading days and
(ii) a registration statement covering the Warrant Shares has been declared effective by the Securities and Exchange Commission and such registration statement remains effective thirty (30) days prior to the date of the notice.

5.   TRANSFER OF WARRANT AND RESALE OF WARRANT SHARES.

         (a) This Warrant may only be transferred in compliance with federal and state securities laws.

         (b) At the time of the surrender of this Warrant in connection with any transfer of this Warrant or the resale of the Warrant Shares, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant or the Warrant Shares as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such transfer may be made without registration under the Securities Act or qualification under any state securities laws, (ii) that the Holder or transferee execute and deliver to the Company an investment representation letter in form and substance acceptable to the Company containing among other provisions representations and warranties similar to those set forth in Section 6 and
     (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act. Transfer of this Warrant and all rights hereunder, in whole or in part, in accordance with the foregoing provisions, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company or the office or agency designated by the Company, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its attorney-in-fact and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the Holder a new warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall be deemed cancelled. This Section 5 shall survive the exercise or expiration of the Warrant.

6.   REPRESENTATIONS AND WARRANTIES OF HOLDER.

         (a) Exempt Transaction; Restricted Securities. The Holder understands that this Warrant is being offered and sold in reliance on one or more exemptions from registration provided for under the Securities Act, and that the Company's reliance upon such exemptions is predicated, in part, upon the Holder's representations and warranties set forth in this Warrant. The Holder understands that this Warrant and the Warrant Shares are "restricted securities" as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"). The Holder understands that the Holder may resell the Warrant Shares pursuant to Rule 144 only after the satisfaction of certain requirements, including the requirement that the Warrant Shares be held for at least one year prior to resale.

         (b) INVESTMENT INTENT ACCREDITATION; AUTHORITY. The Holder is acquiring this Warrant for investment for the Holder's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. The Holder is an "accredited investor" within the meaning of the Securities Act. The Holder has the full right, power, authority and capacity to enter into and perform this Warrant and the terms of this Warrant constitute valid and binding obligations of the Holder enforceable in accordance with its terms, except as the same may be limited by equitable principles and by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

         (c) KNOWLEDGE AND EXPERIENCE. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Holder's investment in this Warrant and has the ability to bear the economic risks of such investment.

         (d) DOMICILE. The Holder is a bona fide resident and domiciliary (not a temporary or transient resident) of the jurisdiction indicated on the signature page to this Warrant and the Holder has no present intention of becoming a resident of any other state or jurisdiction.

7.   CONDITIONS TO EXERCISE OF WARRANT.

         (a) Each certificate evidencing the Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

         (b) REMOVAL OF LEGED AND TRANSFER RESTRICTIONS. Any legend endorsed on a certificate pursuant to this Section 7 shall be removed, and the Company shall issue a certificate without such legend to the holder of such Warrant Shares if (i) such Warrant Shares are resold pursuant to a registration statement under the Securities Act and a prospectus meeting the requirements of Section 11 of the Securities Act is delivered or deemed delivered to the purchaser of such Warrant Shares, (ii) if such holder satisfies the requirements of Rule 144(k) under the Securities Act or (iii) if such holder provides the Company with an opinion of counsel for such holder of the Warrant Shares, reasonably satisfactory to the Company, to the effect that a sale, transfer or assignment of such Warrant Shares may be made without registration and that upon such sale, transfer or assignment such Warrant Shares will not be deemed "restricted securities," as such term is defined in Rule 144 under the Securities Act.

8. FRACTIONAL SHARES. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

9. NO RIGHTS OF STOCKHOLDERS. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive dividends or subscription rights or otherwise with respect to the Warrant Shares until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise of this Warrant shall have become deliverable, as provided in this Warrant.

10. Piggyback Registration. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the registrable securities for sale to the public), it will give written notice to the Holder of its intention so to do. Upon the written request of the Holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of the Holder's Warrant Shares, the Company will use reasonable best efforts to cause the Holder's Warrant Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company. If any registration pursuant to this
Section 10 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of the Holder's Warrant Shares to be included in such an underwriting may be reduced on a pari passu basis, or eliminated entirely, if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company.

11. TERM OF WARRANT. This Warrant shall become exercisable on the Warrant Date and shall no longer be exercisable as of the earlier of (i) 5:00 p.m., New York time, November 8, 2010; and (ii) immediately prior to the consummation of a Change of Control.

12. MISCELLANEOUS.

         (a) This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Nevada, without giving effect to principles of conflicts of laws.

         (b) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms of this Warrant.

         (c) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder and of the Warrant Shares issued or issuable upon the exercise of this Warrant.

         (d) Any notice provided for or permitted under this Warrant shall be treated as having been given (i) upon receipt, when delivered personally,
     (ii) one day after sending, when sent by commercial overnight courier with written verification of receipt, (iii) upon confirmed transmission when sent via facsimile on a business day prior to 5:00 p.m. (New York time) or, if sent after 5:00 p.m.( New York time), the next business day after confirmed transmission or (iv) three business days after deposit with the United States Postal Service, when mailed postage prepaid by certified or registered mail, return receipt requested, addressed, if to the Company, at 321 Norristown Road, Suite 230, Ambler, PA 19002, (f) (215) 540-4315,
     Attention: Walter Witoshkin, or, if to the Holder, at such address or facsimile number as the Holder shall have furnished to the Company in writing, or at such other place of which the other party has been notified in accordance with the provisions of this Section 12(d).

         (e) This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subjects of this Warrant.

         (f) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at the Holder's expense will execute and deliver to the holder of record, in lieu thereof, a new Warrant of like date and tenor.

         (g) This Warrant and any provision of this Warrant may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Warrant as of the Warrant Date.



                                    QUANTRX BIOMEDICAL CORPORATION


                                    By:
                                       -----------------------------------------
                                                    (signature)

                                    Name: Walter Witoshkin
                                    Its:  President and Chief Executive Officer



                                    HOLDER


                                    By:
                                       -----------------------------------------
                                                    (signature)

                                    Name:
                                         ---------------------------------------
                                                    (please print)

                                    Its:
                                        ----------------------------------------
                                                    (if applicable)


                                    Address:
                                            ------------------------------------

                                            ------------------------------------

                                    Facsimile:
                                              ----------------------------------

                                    Email:
                                          --------------------------------------

               SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK

                                    EXHIBIT A

                               NOTICE OF EXERCISE

TO:      QuantRx Biomedical Corporation

         1. The undersigned hereby elects to purchase ______________ Warrant Shares pursuant to the terms of Section 1(b) of the Warrant to Purchase Capital Stock dated November 8, 2005 (the "Warrant"), between the undersigned and QuantRx Biomedical Corporation (the "Company"), and tenders herewith payment of the aggregate Exercise Price of such Warrant Shares in full.

         2. Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                           Name:
                                      ---------------------------------

                           Address:
                                      ---------------------------------

                                      ---------------------------------

         3. ____________________ hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares, and that all representations and warranties of the undersigned set forth in Section 6 of the Warrant were true and correct as of the Warrant Date (as defined in the Warrant) and are true and correct as of the date hereof.

                                      ------------------------------------------
                                      Name:

                                      Date:
                                            ------------------------------------

                                    EXHIBIT B

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________ (the "Holder"), party to the Warrant to Purchase Common Stock, dated November 8, 2005 (the "Warrant"), with QuantRx Biomedical Corporation (the "Company"), hereby sells, assigns and transfers unto the assignee named below all of the rights of the Holder under the Warrant, with respect to the number of shares of Common Stock set forth below:

---------------------------------------

---------------------------------------

---------------------------------------
(Name and Address of Assignee)

---------------------------------------
(Number of Shares of Common Stock)


and does hereby irrevocably constitute and appoint ____________ attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.


Dated:
      --------------------------------

--------------------------------------
(Print Name and Title)

--------------------------------------
(Signature)

--------------------------------------
(Witness)


NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

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